Exhibit 16




July 14, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated July 14, 2004 of Oriental Automotive Parts Development (China) Co., Ltd. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.


Very truly yours,


/s/ Demetrius & Company, LLC
-----------------------------
Demetrius & Company, LLC.
Wayne, New Jersey